Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	BETSY CASTENIR
(212) 339-3424

AXEL MILLER ELECTED TO FSA HOLDINGS BOARD OF DIRECTORS

New York, New York, February 16, 2006 – The Board of Directors of Financial Security Assurance Holdings Ltd. (FSA Holdings or the Company), a member of the Dexia group and the holding company for bond insurer Financial Security Assurance Inc. (FSA), elected to the board Axel Miller, chief executive officer and chairman of the Management Board of Dexia S.A.

Robert P. Cochran, chairman and chief executive officer of FSA Holdings and FSA, said:  “We are pleased to welcome Mr. Miller to our board, which is composed of a group of FSA, Dexia and outside directors. His experience in international banking and law adds an important perspective.”

Mr. Miller assumed his current positions at Dexia in January 2006, succeeding Pierre Richard, who became chairman of Dexia’s Board of Directors. Mr. Richard remains on FSA Holdings’ Board of Directors.

From 2003 through 2005, Mr. Miller was chairman of the Management Board of Dexia Bank and head of Personal Financial Services for the Dexia group. He began serving on the Management Board of Dexia Bank shortly after joining Dexia in 2001 as general counsel. Earlier, he was a partner at the law firm of Clifford Chance. He practiced law for 14 years, specializing in finance law, mergers & acquisitions, and international commercial law. He obtained his law degree from the Université Libre de Bruxelles. In addition to serving on the boards of several other companies in the Dexia group, he is a director of Ethias, Crédit du Nord and LVI Holding (Groupe Carmeuse).

The company will be filing a current report on Form 8-K concerning the election of Mr. Miller, as well as amendments to certain benefit plans and executive compensation arrangements required to be disclosed under applicable SEC rules.

FORWARD-LOOKING STATEMENTS

The Company relies on the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. This safe harbor requires that the Company specify important factors that could cause actual results to differ materially from those contained in forward-looking statements made by or on behalf of the Company. Accordingly, forward-looking statements by the Company and its affiliates are qualified by reference to the following cautionary statements.

In its filings with the SEC, reports to shareholders, press releases and other written and oral communications, the Company from time to time makes forward-looking statements. Such forward-looking statements include, but are not limited to, (i) projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts; (ii) statements of plans, objectives or goals of the Company or its management, including those related to growth in adjusted book value per share or return on equity; and (iii) expected losses on, and adequacy of loss reserves for, insured transactions. Words such as “believes,” “anticipates,” “expects,” “intends” and “plans” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

The Company cautions that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in forward-looking statements made by the Company. These factors include: (i) changes in capital requirements or other criteria of securities rating agencies applicable to financial guaranty insurers in general or to FSA specifically; (ii) competitive forces, including the conduct of other financial guaranty insurers in general; (iii) changes in domestic or foreign laws or regulations applicable to the Company, its competitors or its clients; (iv) changes in accounting principles or practices that may result in a decline in securitization transactions; (v) an economic downturn or other economic conditions (such as a rising interest-rate environment) adversely affecting transactions insured by FSA or its investment portfolio; (vi) inadequacy of reserves established by the Company for losses and loss adjustment expenses; (vii) temporary or permanent disruptions in cash flow on FSA-insured structured transactions attributable to legal challenges to such structures; (viii) downgrade or default of one or more of FSA’s reinsurers; (ix) the amount and nature of business opportunities that may be presented to the Company; (x) market conditions, including the credit quality and market pricing of securities issued; (xi) capacity limitations that may impair investor appetite for FSA insured obligations; (xii) market spreads and pricing on insured credit default swap exposures, which may result in gain or loss due to mark-to-market accounting requirements; (xiii) prepayment speeds on FSA-insured asset-backed securities and other factors that may influence the amount of installment premiums paid to FSA; (xiv) changes in the value or performance of strategic investments made by the Company; and (xv) other factors, most of which are beyond the Company’s control. The Company cautions that the foregoing list of important factors is not exhaustive. In any event, such forward-looking statements made by the Company speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise such statements as a result of new information, future events or otherwise.

THE COMPANY

Financial Security Assurance Holdings Ltd. (FSA Holdings) is a New York-headquartered holding company whose subsidiaries provide financial guarantees in both the public and private sectors around the world. Its principal operating subsidiary, Financial Security Assurance Inc. (FSA), is a leading guarantor of municipal bonds, infrastructure financings and asset-backed securities. FSA has earned Triple-A ratings, the highest ratings available, from Fitch Ratings, Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Rating and Investment Information, Inc. FSA Holdings is a member of the Dexia group. For additional information, visit www.fsa.com.